Exhibit 99.1
NEWS RELEASE

FOR IMMEDIATE RELEASE	Contact:	Steven E. Nielsen, President and CEO H. Andrew DeFerrari, Senior Vice President and CFO (561) 627-7171

Palm Beach Gardens, Florida	August 25, 2009
DYCOM ANNOUNCES FISCAL 2009 FOURTH QUARTER RESULTS
Palm Beach Gardens, Florida, August 25, 2009—Dycom Industries, Inc. (NYSE: DY) announced today its results for the fourth quarter ended July 25, 2009. The Company reported:
•	contract revenues from continuing operations of $269.7 million for the quarter ended July 25, 2009, compared to $322.1 million for the quarter ended July 26, 2008, a decrease of 16.3%;

•	income from continuing operations on a GAAP basis of $6.7 million, or $0.17 per common share diluted, for the quarter ended July 25, 2009, compared to $4.6 million, or $0.12 per common share diluted, for the quarter ended July 26, 2008; and

•	income from continuing operations on a non-GAAP basis for the quarter ended July 26, 2008 was $9.1 million, or $0.23 per common share diluted.
Non-GAAP income from continuing operations for the quarter ended July 26, 2008 excludes a non-cash impairment charge of $9.7 million resulting from the Company’s fiscal 2008 annual goodwill impairment test and a reduction of interest and income tax expense of $0.4 million and $1.1 million, respectively, related to the reversal of certain income tax related liabilities no longer required.
The Company also reported:
•	contract revenues from continuing operations of $1,106.9 million for the year ended July 25, 2009 compared to $1,230.0 million for the year ended July 26, 2008, a decrease of 10.0%;

•	loss from continuing operations on a GAAP basis of ($53.1) million, or ($1.35) per common share diluted, for the year ended July 25, 2009, compared to income from continuing operations of $24.4 million, or $0.60 per common share diluted, for the year ended July 26, 2008; and

•	income from continuing operations on a non-GAAP basis of $20.9 million, or $0.53 per common share diluted, for the year ended July 25, 2009, compared to $31.4 million, or $0.77 per common share diluted, for the year ended July 26, 2008.

Non-GAAP income from continuing operations for the year ended July 25, 2009 excludes a pre-tax gain of approximately $3.0 million related to the buyback of $14.65 million principal amount of the Company’s senior subordinated notes due 2015, a goodwill impairment charge of $94.4 million and the write-off of $0.6 million of deferred financing costs in connection with the replacement of the Company’s credit facility. In addition, non-GAAP income from continuing operations for the year ended July 25, 2009 excludes a reduction of interest and income tax expenses of $0.3 million and $1.4 million, respectively, related to the reversal of certain income tax liabilities no longer required. For the year ended July 26, 2008, non-GAAP income from continuing operations excludes a $7.6 million charge in cost of earned revenues related to a wage and hour class action settlement with respect to three of the Company’s subsidiaries, a reduction of $1.7 million in cost of earned revenues related to the reversal of pre-acquisition payroll related accruals, a goodwill impairment charge of $9.7 million, and a reduction of interest and income tax expenses of $0.7 million and $2.0 million, respectively, related to the reversal of certain income tax liabilities no longer required.
See the attached tables which present a reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measures.
A Tele-Conference call to review the Company’s results will be hosted at 9:00 a.m. (ET), Wednesday, August 26, 2009; Call 877-260-8900 (United States) or 612-332-0720 (International) and request “Dycom Results” conference call. A live webcast of the conference call, along with a slide presentation, will be available at http://www.dycomind.com under the heading “Investors” and subheading “Event Details.” If you are unable to attend the conference call at the scheduled time, a replay of the live webcast and the slide presentation will be available at http://www.dycomind.com until Friday, September 25, 2009.
Dycom is a leading provider of specialty contracting services throughout the United States. These services include engineering, construction, maintenance and installation services to telecommunications providers, underground facility locating services to various utilities including telecommunications providers, and other construction and maintenance services to electric utilities and others.
Fiscal 2009 fourth quarter and annual results are preliminary and are unaudited. This press release may contain forward-looking statements as contemplated by the 1995 Private Securities Litigation Reform Act. These statements are based on management’s current expectations, estimates and projections. Forward-looking statements are subject to risks and uncertainties that may cause actual results in the future to differ materially from the results projected or implied in any forward-looking statements contained in this press release. Such risks and uncertainties include: business and economic conditions in the telecommunications industry affecting our customers, the adequacy of our insurance and other reserves and allowances for doubtful accounts, whether the carrying value of our assets may be impaired, the impact of any future acquisitions, the anticipated outcome of other contingent events, including litigation, liquidity needs and the availability of financing, as well as other risks detailed in our filings with the Securities and Exchange Commission. The Company does not undertake to update forward-looking statements.
—Tables Follow—

NYSE: “DY”
DYCOM INDUSTRIES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
July 25, 2009 and July 26, 2008
Unaudited

	July 25,	July 26,
	2009	2008
	($ in 000’s)
ASSETS
Current Assets:
Cash and equivalents	$104,707	$22,068
Accounts receivable, net	116,968	146,420
Costs and estimated earnings in excess of billings	67,111	94,270
Deferred tax assets, net	15,779	19,347
Income taxes receivable	7,016	6,014
Inventories	8,303	8,994
Other current assets	7,323	7,968

Total current assets	327,207	305,081

Property and equipment, net	142,132	170,479
Goodwill	157,851	252,374
Intangible assets, net	56,056	62,860
Other	10,211	10,478

Total	$693,457	$801,272

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$28,977	$29,835
Current portion of debt	926	2,306
Billings in excess of costs and estimated earnings	151	483
Accrued insurance claims	27,386	29,834
Other accrued liabilities	52,590	69,006

Total current liabilities	110,030	131,464

Long-term debt	135,377	151,049
Accrued insurance claims	29,759	37,175
Deferred tax liabilities, net non-current	22,910	31,750
Other liabilities	4,758	5,741

Stockholders’ Equity	390,623	444,093

Total	$693,457	$801,272

NYSE: “DY”
DYCOM INDUSTRIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
Unaudited

	Three Months	Three Months	Twelve Months	Twelve Months
	Ended	Ended	Ended	Ended
	July 25,	July 26,	July 25,	July 26,
	2009	2008	2009	2008
	($ in 000’s, except per share amounts)
Contract revenues	$269,691	$322,087	$1,106,900	$1,229,956

Cost of earned revenues, excluding depreciation and amortization	213,646	262,403	894,885	1,011,219
General and administrative expenses (1)	25,381	26,050	98,732	98,942
Depreciation and amortization	15,843	17,030	65,435	67,288
Goodwill impairment charge	—	9,672	94,429	9,672

Total	254,870	315,155	1,153,481	1,187,121

Interest income	26	73	260	691
Interest expense	(3,429)	(2,865)	(14,742)	(13,096)
Other income, net	765	2,113	6,564	7,154

Income (loss) from continuing operations before income taxes	12,183	6,253	(54,499)	37,584

Provision (benefit) for income taxes	5,477	1,666	(1,405)	13,180

Income (loss) from continuing operations	6,706	4,587	(53,094)	24,404

Loss from discontinued operations, net of tax	(78)	(1,497)	(86)	(2,726)

Net income (loss)	$6,628	$3,090	$(53,180)	$21,678

Earnings (loss) per common share — Basic:
Income (loss) from continuing operations	$0.17	$0.12	$(1.35)	$0.60
Loss from discontinued operations	—	(0.04)	—	(0.07)

Net income (loss)	$0.17	$0.08	$(1.35)	$0.54

Earnings (loss) per common share — Diluted:

Income (loss) from continuing operations	$0.17	$0.12	$(1.35)	$0.60
Loss from discontinued operations	—	(0.04)	—	(0.07)

Net income (loss)	$0.17	$0.08	$(1.35)	$0.53

Shares used in computing earnings (loss) per common share:
Basic	38,987,751	39,718,070	39,254,813	40,417,945

Diluted	39,133,159	39,801,674	39,254,813	40,601,739

Earnings (loss) per share amounts may not add due to rounding.

(1)	Includes stock-based compensation expense of $1.1 million and $3.9 million for the three and twelve months ended July 25, 2009, respectively, and $0.6 million and $5.2 million for the three and twelve months ended July 26, 2008, respectively.

NYSE: “DY”
DYCOM INDUSTRIES, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP INFORMATION
Unaudited

	Three Months	Three Months	Twelve Months	Twelve Months
	Ended	Ended	Ended	Ended
	July 25,	July 26,	July 25,	July 26,
	2009	2008	2009	2008
	($ in 000’s, except per share amounts)
Reconciling Items (a):
Items decreasing Income (loss) from continuing operations:
Goodwill impairment charge	$—	$(9,672)	$(94,429)	$(9,672)
Charge for wage and hour class action settlement	$—	$—	$—	$(7,591)
Write-off of deferred financing costs	$—	$—	$(551)	$—

Items increasing Income (loss) from continuing operations:
Gain on debt extinguishment, net	$—	$—	$3,027	$—
Reversal of interest expense on certain income tax liabilities	$—	$377	$268	$716
Reversal of certain income tax liabilities	$—	$1,133	$1,358	$1,991
Reversal of pre-acquisition payroll related accruals	$—	$—	$—	$1,680

(a) Reconciling Items reported above are on a pre-tax basis, except for “Reversal of certain income tax liabilities.”

GAAP income (loss) from continuing operations	$6,706	$4,587	$(53,094)	$24,404
Adjustment for Reconciling Items above, net of tax	—	4,507	74,019	6,953

Non-GAAP income from continuing operations	$6,706	$9,094	$20,925	$31,357

Earnings (loss) per common share from continuing operations:

Basic earnings (loss) per common share from continuing operations — GAAP	$0.17	$0.12	$(1.35)	$0.60
Adjustment for Reconciling Items above, net of tax	—	0.11	1.89	0.17

Basic earnings per common share from continuing operations — Non-GAAP	$0.17	$0.23	$0.53	$0.78

Diluted earnings (loss) per common share from continuing operations — GAAP	$0.17	$0.12	$(1.35)	$0.60
Adjustment for Reconciling Items above, net of tax	—	0.11	1.89	0.17

Diluted earnings per common share from continuing operations- Non-GAAP	$0.17	$0.23	$0.53	$0.77

Shares used in computing GAAP earnings (loss) per common share from continuing operations and adjustment for Reconciling Items above:

Basic	38,987,751	39,718,070	39,254,813	40,417,945

Diluted	39,133,159	39,801,674	39,254,813	40,601,739

Shares used in computing Non-GAAP earnings per common share from continuing operations:

Basic	38,987,751	39,718,070	39,254,813	40,417,945

Diluted	39,133,159	39,801,674	39,284,817	40,628,916

Earnings per share amounts may not add due to rounding.